                                                                     Exhibit 3.2



                             AMENDED AND RESTATED
                                    BYLAWS

                                      OF

                           DELTIC TIMBER CORPORATION

                                   * * * * *


                                   ARTICLE I

                                    OFFICES

     Section 1.  Registered Office.  The registered office shall be in the City
                 -----------------
of Wilmington, County of New Castle, State of Delaware.

     Section 2.  Other Offices.  The Corporation may also have offices at such
                 -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 3.  Books.  The books of the Corporation may be kept within or
                 -----
without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1.  Time and Place of Meetings.  All meetings of stockholders shall
                 --------------------------
be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board in the absence of a designation by the Board of Directors).

     Section 2.  Annual Meetings.  Annual meetings of stockholders, commencing
                 ---------------
with the year 1997, shall be held to elect directors and transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings.  Special meetings of stockholders may be
                 ----------------
called by the Board of Directors or Chairman of the Board of Directors of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth of the certificate of incorporation, special meetings of holders of such Preferred Stock.

     Section 4.  Notice of Meetings and Adjourned Meetings; Waivers of Notice;
                 -------------------------------------------------------------
Business at Meetings.  (a) Whenever stockholders are required or permitted to
--------------------
take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 5.  Quorum.  Unless otherwise provided under the certificate of
                 ------
incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

     Section 6.  Voting.  (a) Unless otherwise provided in the certificate of
                 ------
incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 7. No Action by Consent.  Any action
                --------------------
required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

     Section 8.  Organization.  At each meeting of stockholders, the Chairman of
                 ------------
the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 9.  Order of Business.  The order of business at all meetings of
                 -----------------
stockholders shall be as determined by the chairman of the meeting.

     Section 10.  Nomination of Directors.  Only persons who are nominated in
                  -----------------------
accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the most recent annual meeting of stockholders. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 11.  Notice of Business.  At any meeting of the stockholders, only
                  ------------------
such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) in the case of an annual meeting of stockholders, by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this
Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the most recent annual meeting of stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 11, and no business shall be brought by a stockholder before a special meeting of stockholders. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.


                                  ARTICLE III

                                   DIRECTORS

     Section 1.  General Powers.  Except as otherwise provided in Delaware Law
                 --------------
or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2.  Number, Classes, Term of Office, etc.  The Board of Directors
                 -------------------------------------
shall consist of not less than six nor more than twelve directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the certificate of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     Section 3.  Quorum and Manner of Acting.  Unless the certificate of
                 ---------------------------
incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.  Time and Place of Meetings.  The Board of Directors shall hold
                 --------------------------
its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     Section 5.  Annual Meeting.  The Board of Directors shall meet for the
                 --------------
purpose of electing officers and transacting other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

     Section 6.  Regular Meetings.  After the place and time of regular meetings
                 ----------------
of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 7.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

     Section 8.  Executive Committee.  (a)  The Board of Directors shall elect
                 -------------------
from the directors an executive committee. The Board of Directors shall fill vacancies in the executive committee by election from the directors. The executive committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of at least two members of the committee shall be necessary to constitute a quorum for the transaction of business. In every case the affirmative vote of a majority of all of the members of the committee present at the meeting shall be necessary for the adoption of any resolution.

     (b) The executive committee shall consist of two members in addition to the Chairman of the Board, who by virtue of his office shall be a member of the executive committee and chairman thereof. Unless otherwise ordered by the Board of Directors, each elected member of the executive committee shall continue to be a member thereof until the expiration of his term of office as a director. The executive committee, subject to any limitations prescribed by the Board of Directors, shall have special charge of all financial accounting, legal and general administrative affairs of the Corporation. During the intervals between the meetings of the Board of Directors, the executive committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, except that said committee shall not have the power or authority of the Board to (i) fill vacancies in the Board, (ii) amend the certificate of incorporation or bylaws of the Corporation, (iii) adopt an agreement of merger or consolidation, (iv) recommend to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the Corporation's property and assets, or (v) recommend to the stockholders a voluntary dissolution of the Corporation or a revocation of a dissolution.

      Section 9.  Other Committees.  The Board of Directors may, by resolution
                  ----------------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Chairman of the Board shall be an ex officio member of all committees, except the audit committee, to which he is not otherwise appointed, and shall be entitled to vote on all proposals duly presented to such committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board to (i) fill vacancies in the Board, (ii) amend the certificate of incorporation or bylaws of the Corporation, (iii) adopt an agreement of merger or consolidation, (iv) recommend to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the Corporation's property and assets, or (v) recommend to the stockholders a voluntary dissolution of the Corporation or a revocation of a dissolution; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 10.  Action by Consent.  Unless otherwise restricted by the
                  -----------------
certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 11.  Telephonic Meetings.  Unless otherwise restricted by the
                  -------------------
certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


      Section 12.  Resignation.  Any director may resign at any time by giving
                   -----------
written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13.  Vacancies.  Unless otherwise provided in the certificate of
                  ---------
incorporation, vacancies on the Board of

Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

     Section 14.  Removal.  No director may be removed from office by the
                  -------
stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

     Section 15.  Compensation.  Unless otherwise restricted by the certificate
                  ------------
of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

     Section 16.  Preferred Directors.  Notwithstanding anything else contained
                  -------------------
herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions adopted by the Board of Directors pursuant to the certificate of incorporation applicable thereto, and such directors so elected shall not be subject to the provisions of Sections 2, 13 and 14 of this Article III unless otherwise provided therein.


                                  ARTICLE IV

                                   OFFICERS

     Section 1.  Principal Officers.  The principal officers of the Corporation
                 ------------------
shall be a Chairman of the Board, a President, one or more Vice Presidents (which may be designated as Executive or Senior Vice President(s)), a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     Section 2.  Election, Term of Office and Remuneration.  The principal
                 -----------------------------------------
officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     Section 3.  Subordinate Officers.  In addition to the principal officers
                 --------------------
enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4.  Removal.  Except as otherwise permitted with respect to
                 -------
subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

     Section 5.  Resignations.  Any officer may resign at any time by giving
                 ------------
written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.  Powers and Duties.  The officers of the Corporation shall have
                 -----------------
such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.


                                   ARTICLE V

                              GENERAL PROVISIONS

     Section 1.  Fixing the Record Date.  (a) In order that the Corporation may
                 ----------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new
                            --------
record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2.  Dividends.  Subject to limitations contained in Delaware Law
                 ---------
and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

     Section 3.  Fiscal Year.  The fiscal year of the Corporation shall commence
                 -----------
on January 1 and end on December 31 of each year.

     Section 4.  Corporate Seal.  The corporate seal shall have inscribed
                 --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 5.  Voting of Stock Owned by the Corporation.  The Board of
                 ----------------------------------------
Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 6.  Amendments.  These bylaws or any of them, may be altered,
                 ----------
amended or repealed, or new bylaws may be made, by the Board of Directors or by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.